                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LSI LOGIC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             LSI LOGIC CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1999

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the "Company"), a Delaware corporation, will be held on May 7, 1999 at 1:30 p.m., local time, at the Hotel Nikko, 222 Mason Street, San Francisco, California, for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected.

          2. To approve an amendment to the Company's 1991 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,250,000.

          3. To approve an Amended and Restated Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 750,000; to change the enrollment dates; to reduce the length of the offering period; and to grant the Board of Directors authority to alter the purchase price of shares and to make other administrative changes.

          4. To approve an amendment to the 1995 Director Stock Option Plan to change the annual grant of options to each non-employee director to 12,500 shares, which options shall become fully vested six months after the date of grant.

          5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its 1999 fiscal year.

          6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 15, 1999, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          David E. Sanders
                                          Secretary

Milpitas, California
March 24, 1999

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                             LSI LOGIC CORPORATION
                            ------------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of LSI Logic Corporation (referred to as "the Company") for use at the Annual Meeting of Stockholders to be held on May 7, 1999 at 1:30 p.m., local time, or at any adjournment(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Hotel Nikko, 222 Mason Street, San Francisco, California. The address of the Company's principal executive offices is 1551 McCarthy Boulevard, Milpitas, California 95035, and the Company's telephone number is (408) 433-8000. The Company's address on the Internet is www.lsilogic.com.

     These proxy solicitation materials were mailed on or about March 25, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE; SHARES OUTSTANDING

     Stockholders of record at the close of business on the record date of March 15, 1999, are entitled to notice of and to vote at the meeting. As of the record date, 141,834,042 shares of the Company's common stock, $0.01 par value, were issued and outstanding. On the record date, the closing price of the Company's common stock on the New York Stock Exchange was $24.50 per share.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS -- REQUIRED VOTE." The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company, Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson & Company, Inc. a fee not to exceed $14,000 for its services and will reimburse it for certain out of pocket expenses estimated to be $6,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by some of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

     The proxy confers discretionary authority on the Company to vote on any matter raised at the annual meeting of which the Company did not receive notice at least 45 days before the mailing of these proxy materials.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast at the annual meeting with respect to a matter.

     The Company intends to count abstentions for purposes of determining both the presence or absence of a quorum and the total number of shares present or represented and entitled to vote on any matter other than the election of directors. Broker non-votes will not be considered shares entitled to vote and therefore will not be counted in determining the outcome of any proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 annual meeting must be received by the Company no later than November 19, 1999, and must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                               SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS

     As of the February 12, 1999, the Company did not know of any beneficial owners of more than 5% of the Company's common stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of common stock of the Company as of February 12, 1999, by all directors, each of the named executive officers set forth in the Summary Compensation Table on page 17 of the proxy statement and by all directors and current executive officers as a group:

                                                               NUMBER     APPROXIMATE
                                                              OF SHARES   PERCENTAGE
                            NAME                                OWNED        OWNED
                            ----                              ---------   -----------
Wilfred J. Corrigan(1)......................................  6,989,952      4.93%
T.Z. Chu(2).................................................     65,700         *
Malcolm R. Currie(3)........................................    141,950         *
James H. Keyes(4)...........................................     76,250         *
R. Douglas Norby(5).........................................    219,092         *
John P. Daane(6)............................................    160,578         *
W. Richard Marz(7)..........................................    208,790         *
Joseph M. Zelayeta(8).......................................    237,000         *
All current directors and executive officers as a group (13
  persons)(9)...............................................  8,469,235      5.97%

---------------
 * Less than 1%

(1) Includes options to purchase 1,600,000 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(2) Includes options to purchase 26,250 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(3) Includes options to purchase 28,750 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(4) Includes options to purchase 28,750 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(5) Includes options to purchase 180,625 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(6) Includes options to purchase 149,500 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(7) Includes options to purchase 205,000 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(8) Includes options to purchase 221,500 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

(9) Includes options to purchase 2,775,301 shares, which are presently exercisable or will become exercisable within 60 days of February 12, 1999.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. All nominees but Mr. O'Rourke are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting so as to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom to vote. The term of office of each person elected as a director will continue until the next annual meeting or until his successor has been elected and qualified.

     The names of the nominees for election to the Board of Directors, and certain information about them, are set forth below.

                                                                                        DIRECTOR
            NAME OF NOMINEE              AGE            PRINCIPAL OCCUPATION             SINCE
            ---------------              ---            --------------------            --------
Wilfred J. Corrigan....................  61    Chairman of the Board of Directors and     1981
                                                 Chief Executive Officer of the
                                                 Company
T.Z. Chu...............................  64    Retired President of Hoefer Pharmacia      1992
                                                 Biotech, Inc.
Malcolm R. Currie......................  72    Chief Executive Officer, Currie            1992
                                                 Technologies, Inc.; Chairman
                                                 Emeritus, Hughes Aircraft Company
James H. Keyes.........................  58    Chairman and Chief Executive Officer of    1983
                                                 Johnson Controls, Inc.
R. Douglas Norby.......................  63    Executive Vice President and Chief         1993
                                                 Financial Officer of the Company
Matthew J. O'Rourke....................  60    Consultant; Retired Partner, Price            *
                                                 Waterhouse LLP

     There are no family relationships between or among any directors or executive officers of the Company.

     Mr. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since our organization in January 1981. Mr. Corrigan also serves on the boards of directors of several privately held corporations.

     Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997. From August 1993 until March 1995, Mr. Chu served as President and Chief Executive Officer of Hoefer Scientific Instruments, a manufacturer of scientific instruments.

     Mr. Currie serves as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles. Mr. Currie served as Chairman and Chief Executive Officer of Hughes Aircraft Company from March 1988 until his retirement in July 1992. He presently serves on the boards of directors of Unocal Corporation, Investment Company of America, SM&A Corp., and Regal One Corp., and as Chairman of the Board of Trustees of the University of Southern California.

     Mr. Keyes has served as Chairman and Chief Executive Officer of Johnson Controls, Inc. since January 1993. Johnson Controls, Inc. is a global leader in automotive systems and facility management and control. Mr. Keyes also serves on the boards of directors of Pitney Bowes Inc. and the Chicago Federal Reserve Board.

     Mr. Norby has served as Executive Vice President and Chief Financial Officer of the Company since November 1996. From September 1993 until November 1996, Mr. Norby served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation, an EDA company. Mr. Norby serves on the board of directors of Corvas International, Inc.

     Mr. O'Rourke was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Prior to his retirement, he served as the managing partner at Price Waterhouse's New York National Office from 1994 to 1996 and as managing partner for Northern California from 1988 to 1994. Since his retirement, Mr. O'Rourke has provided services as an independent business consultant. Mr. O'Rourke is a member of the board of directors of Read-Rite Corporation, a manufacturer of recording heads and related assemblies for computer disk and tape drives and other data storage products.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1998. The Board of Directors has an Audit Committee and a Compensation Committee, both of which consist solely of non-employee directors. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which consists of Mr. Currie (who serves as its chairman), Mr. Chu and Mr. Keyes, held three meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which consists of Mr. Keyes (who serves as its chairman), Mr. Chu and Mr. Currie, held two meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit plans.

     During the fiscal year ended December 31, 1998, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company receive an annual fee of $25,000 paid on a prorated basis and $1,500 for each meeting they attend, plus reimbursement of expenses for attendance at Board and committee meetings. The Company's 1995 Director Stock Option Plan as adopted by the Board of Directors and approved by the stockholders, provides for a grant of nonstatutory stock options to non-employee directors of the Company. Each non-employee director is granted an initial option to purchase 15,000 shares of common stock on the date on which he or she first becomes a director. In addition, on April 1 of each year each non-employee director is automatically granted a subsequent option to purchase 7,500 shares of common stock of the Company, if on the date of grant he or she has served on the Board of Directors for at least six months. The vesting schedule for options granted under the 1995 Director Stock Option Plan is set at 25% on each of the first four anniversaries of the grant. Options may be exercised only while the optionee is a director of the Company, within 12 months after death or within three months after the optionee ceases to serve as a director of the Company, but in no event after the ten-year term of the option has expired. As of the record date, a total of 500,000 shares have been reserved for issuance under the 1995 Director Stock Option Plan, of which 75,000 are subject to outstanding options, none has been issued upon exercise of options, and 425,000 remain available for grant. During fiscal 1998, Subsequent Options having an exercise price of $27.25 per share were granted to each of directors Chu, Currie and Keyes.

     If the stockholders approve Proposal Four at the annual meeting, the 1995 Director Stock Option Plan will be amended to provide that new grants of subsequent options made to each non-employee director shall be for options to purchase 12,500 shares which will fully vest six months after the date of grant. The vesting schedule for subsequent options previously granted will remain unchanged.

REQUIRED VOTE

     Directors shall be elected by a plurality of the votes of the shares of the Company's common stock entitled to vote and represented in person or by proxy at the annual meeting. The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

     Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been properly placed in nomination prior to the voting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated at the annual meeting for election of directors.

      MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

            AMENDMENT TO THE 1991 EQUITY INCENTIVE PLAN TO INCREASE
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

GENERAL

     The 1991 Equity Incentive Plan, or EIP, was adopted by the Board of Directors and approved by the stockholders in May 1991, and a total of 2,000,000 shares of common stock were initially reserved for issuance thereunder. From time to time since May 1991, the Board of Directors and stockholders have approved amendments to the 1991 EIP to increase the number of shares reserved for issuance thereunder to an aggregate of 25,000,000 shares and to make certain additional amendments.

     As of the record date, 4,295,683 shares had been issued pursuant to the exercise of options granted under the 1991 EIP and options to purchase 17,849,720 shares were outstanding, leaving only 2,854,597 shares available for future grants under the 1991 EIP (without giving effect to this proposed amendment).

PROPOSED AMENDMENT TO INCREASE SHARES RESERVED

     Stockholder approval is hereby sought for an amendment approved by the Board of Directors on February 19, 1999, increasing the number of shares of common stock reserved for issuance under the 1991 EIP by 6,250,000 shares. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the 1991 EIP will be 31,250,000.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the annual meeting will be required to approve PROPOSAL TWO.

SUMMARY OF THE 1991 EQUITY INCENTIVE PLAN

     The essential features of the 1991 EIP are outlined below.

  Purpose

     The purpose of the 1991 EIP is to enable the Company to provide an incentive to eligible employees and consultants whose present and potential contributions are important to the continued success of the Company, to afford them an opportunity to acquire a proprietary interest in the Company and to enable the Company to hire and retain the best available talent for the successful conduct of its business.

     The Board of Directors believes that the 1991 EIP is an important factor in attracting and retaining the high caliber employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. Competition for highly qualified individuals in the Company's industry is intense, particularly in the current environment of very low unemployment among the limited pool of candidates possessing the specialized skills required in areas in which the Company competes. Employers with which the Company competes for such highly qualified individuals, including those companies that anticipate an initial public offering, frequently offer grants of substantial numbers of stock options as part of a comprehensive compensation package. Accordingly, management believes that to successfully attract the best candidates and retain key employees, the Company must be in a position to offer a competitive stock option incentive program as an essential component of its compensation packages.

     The Board of Directors further believes that stock options serve an important role in motivating recipients to contribute to the Company's continued growth and profitability. The proposed amendment to the 1991 EIP is intended to ensure that there will be a reasonable number of shares available to meet these needs for the coming year.

  Stock Options

     The 1991 EIP permits the granting both of stock options that either are intended to qualify as Incentive Stock Options, or ISOs, and of stock options that are not intended to so qualify, known as Nonstatutory Stock Options or NSOs.

     The exercise price for each option may not be less than 100% of the fair market value of a share of common stock on the date such option is granted (or not less than 110% of such fair market value in the case of grants of ISOs to 10% stockholders). The exercise price of granted options may not be reduced without stockholder approval. No employee may be granted, in any fiscal year, options to purchase more than 750,000 shares.

     The term of each option is fixed by the Board of Directors at the time of the grant, generally at ten years from the date of grant. (In the case of ISOs the term may not exceed five years in the case of grants to a 10% stockholder and ten years for others.) The Board of Directors also determines the vesting schedule for each option grant, which is generally 25% on each of the first four anniversaries of the date of grant.

     The exercise price of options granted under the 1991 EIP, including applicable tax withholding if any, must be paid in full at the time of exercise. The method of payment is determined by the Board of Directors or its designated committee administering the 1991 EIP and may consist of cash, check, promissory note, other shares of common stock, delivery of a properly executed exercise notice with irrevocable instructions to the optionee's broker to deliver to the Company the amount of sale proceeds required to pay the exercise price, any combination of the foregoing methods of payment or such other consideration and method of payment permitted under the Delaware General Corporation Law.

     If an optionee's employment terminates for any reason, including retirement, his or her exercisable options may be exercised within the time period set forth in the option agreement, which is generally 90 days from the date of termination. If the Board of Directors or its designated committee determines that an employee was discharged for misconduct (as defined in the 1991 EIP), the employee has no further rights under the options granted to him or her or under the plan. If an optionee's employment is terminated by reason of the optionee's death or permanent total disability, the option will be exercisable for 12 months following the date of death or disability, subject to the stated term of the option. Options granted to consultants have such terms and conditions with respect to the effect of termination of the consulting relationship (including upon the death of the consultant) as the Board of Directors or its designated committee may determine in each case.

  Eligibility

     Any employee (including any officer) or consultant of the Company or of its majority-owned subsidiaries whom the Board of Directors deems to have the potential to contribute to the future success of the Company is eligible to receive NSO option grants under the 1991 EIP. Only employees of the Company or of its subsidiaries are eligible to ISO grants. As of the record date, the Company had approximately 6,130 employees.

  Adjustments for Recapitalizations and Reorganizations

     In the event of a stock dividend, stock split, combination or similar event, the number of shares of common stock available for issuance under the 1991 EIP shall be increased or decreased proportionately, and the number of shares of common stock deliverable upon exercise, and, where applicable, the exercise price of each option, shall be proportionately adjusted. In the event of a merger, reorganization, liquidation or similar event, the Board of Directors may either provide for the assumption or substitution of outstanding options or provide that the options must be exercised within 30 days. In either case, the Board of Directors may provide for accelerated vesting of such options.

  Administration

     The 1991 EIP is administered by the Board of Directors or by a committee appointed by the Board of Directors in compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934. If permitted by Rule 16b-3, the 1991 EIP may be administered by different bodies with respect to employees who are directors, non-director officers, employees who are neither directors nor officers, and consultants. A member of the Board of Directors who is an eligible employee is permitted to participate in the 1991 EIP but may not be a member of a committee appointed to administer it. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1991 EIP.

  Amendment and Termination

     The Board of Directors may amend, alter, suspend or discontinue the 1991 EIP at any time, but such amendment, alteration, suspension or discontinuation may not impair the rights of any participant in the 1991 EIP without the participant's consent. In addition, no ISO may be granted under the 1991 EIP after March 8, 2001.

     In addition, to the extent necessary and desirable to comply with Rule 16b-3 or Section 422A of the Internal Revenue Code of 1986, as amended (or any other applicable law or regulation), the Company shall obtain stockholder approval of any 1991 EIP amendment, in such a manner and to such a degree as required to comply with such laws or regulations.

  Certain United States Federal Income Tax Information

     The following is only a brief summary of the effect of federal income taxation upon the participant and the Company under the 1991 EIP based upon the Internal Revenue Code. This summary is not intended to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States. It is advisable that a participant contact his or her own tax adviser concerning the application of tax laws.

     If an option granted under the 1991 EIP is an ISO, the optionee will recognize no taxable income upon grant or exercise of the ISO unless the alternative minimum tax rules apply. Upon the resale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be taxed to the optionee as ordinary income (or loss) or capital gain (or loss), depending on how long the optionee has held the stock.

     All options that do not qualify as ISOs are taxed as NSOs. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon the exercise of an NSO, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized upon exercise of an NSO by an optionee who is also an employee of the Company will be treated as wages for tax purposes and will be subject to tax withholding out of the current compensation, if any, paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and fair market value on the date of exercise will be treated as capital gain (or loss).

     The Company will be entitled to a tax deduction (except that such deduction may be limited or disallowed by Section 162(m) of the Code for certain highly compensated executive officers) in the same amount as the ordinary income, if any, recognized by the optionee (i) upon exercise of an NSO and (ii) upon the sale of shares acquired by exercise of an ISO in a disqualifying disposition. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO, regardless of the applicability of the alternative minimum tax.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 EQUITY
     INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST
                THE AMENDMENT OF THE 1991 EQUITY INCENTIVE PLAN.

                                 PROPOSAL THREE

        APPROVAL OF AN AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
       TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER;
                          TO CHANGE ENROLLMENT DATES;
                TO REDUCE THE LENGTH OF THE OFFERING PERIOD; AND
             TO GRANT THE BOARD OF DIRECTORS AUTHORITY TO ALTER THE
       PURCHASE PRICE OF SHARES AND TO MAKE OTHER ADMINISTRATIVE CHANGES

GENERAL

     The Employee Stock Purchase Plan, or ESPP, was adopted by the Board of Directors and approved by the stockholders in April 1983. A total of 225,000 shares of common stock were initially reserved for issuance thereunder. From time to time since April 1983, the Board of Directors and stockholders have approved amendments to the ESPP to increase the number of shares reserved for issuance thereunder, and to change certain other provisions. As of January 1, 1999, of the 17,099,473 shares reserved for issuance under the ESPP (without giving effect to this amendment), 15,473,156 shares had been issued. The Company estimates that it will utilize a substantial portion of the 1,626,317 remaining available shares in the exercise period ending March 31, 1999, leaving an inadequate number of shares available for issuance thereafter.

     Employees rate the ESPP as their most valuable benefit. As of January 1, 1999, over 82% of the eligible employees are participating in the ESPP. The Company believes that the ESPP is an important program that aligns the long term interests of employees with those of the stockholders.

     The increase in the number of employees following the acquisition of Symbios, Inc. in August 1998 has resulted in a higher rate of share consumption than has historically been experienced. Additionally, certain actual and anticipated changes in accounting rules governing the treatment of such programs require changes in the way the Company administers the ESPP. In order to preserve the benefits of the ESPP for both the Company and its employees, the Company has amended and restated the ESPP in the form which it now submits to the stockholders for approval. The Amended and Restated ESPP is attached to this proxy statement as Exhibit 1.

PROPOSED AMENDMENTS TO THE ESPP

     On March 11, 1999, the Board of Directors approved a comprehensive set of amendments to the ESPP. The amendments are primarily intended to increase the number of shares reserved under the ESPP and to address certain accounting rules changes relevant to the ESPP which could have an adverse effect on the Company. Stockholder approval is hereby sought for an Amended and Restated ESPP to implement these changes.

     Amendments include:

     - Increasing the number of shares of common stock reserved for issuance under the ESPP by 750,000;

     - Reducing the offering period to 12 months;

     - Changing the offering period enrollment dates;

     - Granting the Board of Directors authority to alter the purchase price of shares added to the ESPP during an offering period; and

     - Providing the Board of Directors with authority to make further changes to the ESPP to address the effects of future accounting rules changes and other factors.

     The following is a detailed description of the significant amendments to the ESPP and the reasons for them.

  Addition of Shares Reserved for Issuance Under the ESPP

     The total number of shares of common stock reserved for issuance under the ESPP is 17,099,473, of which 1,626,317 are currently available for issuance. These are not enough shares to meet anticipated demand because participation in the ESPP increased as a result of the addition of employees in the acquisition of Symbios and because of the lower fair market value of the Company's common stock at the beginning of the last offering period on October 1, 1998. Therefore, stockholder approval is sought to increase the number of shares of common stock reserved for issuance under the ESPP by 750,000. If the proposed amendment is approved, the total number of shares of common stock reserved for issuance under the ESPP will be 17,849,473. The number of shares of common stock reserved for issuance under the ESPP, as amended by this proposal, together with the annual share refresh previously approved by the stockholders, is anticipated to be sufficient to meet the Company's requirements for the next 12 months if the Company continues to issue shares under the ESPP at rates approximating historical levels.

  Reduction of the Offering Period; Changes to the Enrollment Dates; Adjustment to Purchase Price

     Under the ESPP as currently structured, each offering period begins on either April 1 or October 1 and consists of four six month purchase periods ending on March 31 or September 30. At the end of each purchase period, the price at which a participant purchases the stock is the lesser of (a) 85% of the market price on the purchase date or (b) the price at which the participant purchased stock at the beginning of the current offering period.

     Various changes in accounting rules currently under consideration could result in an accounting treatment of stock purchase plans that could be adverse to the Company. Additionally, there could be adverse accounting consequences if there are not enough shares reserved for issuance under the ESPP at the beginning of an offering period. In order to mitigate any adverse affects of these accounting rules on the Company, management has proposed and the Board of Directors has adopted three specific amendments to the ESPP. The amendments would (a) shorten the offering period from 24 months to 12 months; (b) change the offering enrollment dates to May 15 and November 15 and the corresponding exercise dates to November 14 and May 14 of each year; and (c) authorize the Board of Directors in its discretion to set the purchase price for shares added to the ESPP during an offering period at the lesser of 85% of the fair market value of a share on the date such shares are authorized or 85% of the fair market value on the purchase date. The shorter offering period will reduce the adverse effects that the accounting rule changes currently under consideration may have on the Company. The changes in enrollment dates will ensure that one offering period a year will begin shortly after the Company's annual meeting when necessary increases to share reserves may be submitted for stockholder approval. Providing flexibility to the Board of Directors in setting the purchase price of shares added to the ESPP during an offering period will minimize compensation charges that must be taken by the Company when shares must be added to make up a shortfall.

     Since the proposed changes would be adverse to the current participants, applying the changes to the current offering period is not permitted based on the current plan terms and under Internal Revenue Service regulations. Accordingly, the current 24-month offering period, which began on October 1, 1998, will continue for current participants until its normal termination on September 29, 2000. It is possible that accounting rule changes or interpretations will result in a compensation charge to the Company related to this offering.

  Board Authority Make Further Changes to the ESPP

     The amendments would provide the Board of Directors with authority to make further changes to the ESPP to address effects of future accounting rules changes and other factors. Under the amendments, an offering period could be terminated after purchase of pro-rata shares when there are insufficient shares to cover a purchase. An offering period could be terminated or amended by the Board of Directors on any purchase date if that body were to determine that the termination of the offering period or the ESPP is in the best interests of the Company and its stockholders. In addition, without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board of Directors could change the duration of offering periods; limit the frequency and/or number of changes in the amount withheld during an offering period; permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in processing of properly completed withholding elections; establish other limitations or procedures which are consistent with the ESPP; and further modify or amend the ESPP to reduce or eliminate unfavorable financial accounting consequences.

     Certain other administrative changes are proposed in the amendments to the ESPP, including eliminating the 15-day notice prior to changing the duration of an offering period; deleting the limit on number of offerings in which an employee can participate; requiring participants to make provision for withholding taxes; allowing for direct deposit of shares purchased to brokerage accounts; allowing an employee to continue in the ESPP to the end of the period covered by payment made in lieu of notice; requiring spousal consent for a married participant to designate someone other than his or her spouse as beneficiary; allowing notice by the Company over the Company intranet; and providing a ten-year term for the ESPP.

     A description of the ESPP follows this Proposal Three.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the annual meeting will be required to approve PROPOSAL THREE.

SUMMARY OF THE AMENDED AND RESTATED ESPP

     The essential features of the Amended and Restated ESPP are outlined below.

  Purpose

     The purpose of the ESPP is to provide employees of the Company and of its majority-owned subsidiaries designated by the Board of Directors who participate in the ESPP with an opportunity to purchase common stock of the Company through payroll deductions.

  Administration

     The ESPP is currently being administered by the Board of Directors, although that body may appoint a committee to perform that function. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board of Directors who is eligible to participate in the ESPP may be a member of the committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.

  Eligibility

     Any person who is employed by the Company (or by any of its majority-owned subsidiaries designated by the Board) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP. As of January 1, 1999, approximately 4,350 employees were eligible to participate in the ESPP and approximately 3,600 of those were participating.

  Offering Dates

     The ESPP is implemented by consecutive overlapping 12-month offering periods. The offering periods begin May 15 and November 15 of each year. Each offering period is composed of two six-month purchase periods. The offering period which began on October 1, 1998 will end on September 29, 2000 and consists of four six-month purchase periods. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

     Eligible employees become participants in the ESPP by delivering a subscription agreement to the Company authorizing payroll deductions. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

  Purchase Price

     The purchase price per share at which shares are purchased under the ESPP is the lower of (a) 85% of the fair market value of a share of Company common stock on the enrollment date for an offering period or (b) 85% of the fair market value of a share of common stock on the applicable purchase date within that offering period. If shares are to be added to the ESPP at a time when the fair market value of a share of common stock is higher than it was on the enrollment date, then the Board of Directors may at its discretion set the purchase price for the added shares at the lesser of 85% of the fair market value of a share of common stock on the date such shares are authorized or 85% of the fair market value of shares on the applicable purchase date within the offering period. The fair market value of the common stock on a given date is determined by the Board of Directors based upon the closing sales price as reported by the New York Stock Exchange on such date.

  Payment of Purchase Price; Payroll Deductions

     ESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the ESPP to include the regular straight time salary as of each payday during the offering period, exclusive of any payments for overtime, bonuses, commissions or incentive compensation. A participant may decrease the rate of payroll deductions at any time in whole percentage point increments, and such decreases are immediately effective. Increases in the rate of payroll deductions may be made only at the start of a purchase period.

     All payroll deductions are credited to the participant's account under the ESPP; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

  Purchase of Stock; Exercise of Option

     At the beginning of each offering period, each participating employee is in effect granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by dividing the participant's accumulated payroll deductions during the purchase period by 85% of the fair market value of the common stock at the beginning of the offering period or on the applicable purchase date, whichever is lower. However, the number of shares placed under option may not exceed 200% of the number of shares determined by dividing 10% of the employee's compensation to be accumulated over the offering period (determined as of the enrollment date) by 85% of the fair market value of a share of the Company's common stock on the enrollment date. Under no circumstances may an employee make aggregate purchases of stock of the Company and its majority-owned subsidiaries under the ESPP and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

  Withdrawal

     A participant may terminate his or her participation in the ESPP at any time by signing and delivering to the Company a notice of withdrawal from the ESPP. All of the participant's accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated. No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the ESPP by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period. A participant's withdrawal from the ESPP during an offering period does not have any effect upon such participant's eligibility to participate in subsequent offering periods under the ESPP.

  Termination of Employment

     Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons designated in the subscription agreement. In the case of death of the participant, the beneficiary may elect to have funds remain in the participant's account until the next purchase date and the shares purchased with the funds will be forwarded to the beneficiary. A participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an employee during the period in which the participant is subject to such payment in lieu of notice.

  Capital Changes

     If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share, subject to any required action by the stockholders of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately unless otherwise provided by the Board. In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board determines, in its discretion, to accelerate the exercisability of all outstanding options under the ESPP. The Board may also make provisions for adjusting the number of shares subject to the ESPP and the purchase price per share if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of the Company's outstanding common stock.

  Amendment and Termination of the ESPP

     The Board of Directors may at any time amend or terminate the ESPP. An offering period may be terminated by the Board of Directors on any purchase date if it determines that the termination of the offering period or the ESPP is in the best interests of the Company and its stockholders. No amendment may be made to the ESPP without prior approval of the stockholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code (i.e., if such amendment would increase the number of shares reserved under the ESPP, permit payroll deductions at a rate in excess of 10% of a participant's compensation, modify the eligibility requirements or materially increase the benefits which may accrue to participants under the ESPP).

     Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board of Directors shall be entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant's compensation and establish such other limitations or procedures which are consistent with the ESPP as the Board of Directors determines in its sole discretion advisable.

     In the event the Board of Directors determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board of Directors may, in its discretion, modify or amend the ESPP to reduce or eliminate such accounting consequence including, but not limited to altering the purchase price for any offering period including an offering period underway at the time of the change; shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time; and allocating shares.

  Certain United States Federal Income Tax Information

     The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the purchase date, the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or
(b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the option price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete, and does not discuss the income tax laws of any municipality, state or foreign country. It is advisable that a participant contact his or her own tax advisor concerning the application of these tax laws.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A
              VOTE AGAINST THE AMENDED AND RESTATED PURCHASE PLAN.

                                 PROPOSAL FOUR

          AMENDMENT TO THE 1995 DIRECTOR STOCK OPTION PLAN TO INCREASE
               ANNUAL GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

GENERAL

     The 1995 Director Stock Option Plan, or DSOP, was adopted by the Board of Directors and approved by the stockholders in May 1995, and a total of 500,000 shares of common stock were initially reserved for issuance thereunder. The Company believes that the ability to grant options to non-employee directors is crucial in order to attract and retain the best available personnel for service as directors, to provide additional incentive to non-employee directors and to encourage their continued service.

PROPOSED AMENDMENT TO MODIFY ANNUAL GRANTS

     Stockholder approval is hereby being sought for amendments approved by the Board of Directors on February 19, 1999, increasing the number of shares of common stock which are automatically granted to incumbent non-employee directors on April 1 of each year from 7,500 to 12,500; and changing the vesting schedule of those options from 25% vesting on each of the first four anniversaries of the date of grant to full vesting six months after the date of grant. The amendments to 1995 DSOP also add an additional method of payment of consideration for shares issued upon exercise by delivery of an irrevocable written election to have the Company withhold shares having a fair market value on the date of exercise equal to the aggregate purchase price of the shares being exercised, including the amount required to be withheld, if any, to satisfy federal, state, and local withholding tax requirements.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the annual meeting will be required to approve PROPOSAL FOUR.

SUMMARY OF 1995 DIRECTOR STOCK OPTION PLAN

     The essential features of the 1995 DSOP are outlined below.

  Purpose

     The purposes of the 1995 DSOP are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued service on the Board.

  Administration

     The 1995 DSOP is designed to work automatically and without administration. However, to the extent administration is necessary, it is provided by the Board of Directors of the Company. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1995 DSOP.

  Eligibility

     The 1995 DSOP provides for the grant of nonstatutory stock options to non-employee directors of the Company. Each non-employee director is granted an option to purchase 15,000 shares of common stock on the date on which he or she first becomes a non-employee director. In addition, giving effect to the proposed amendments, on April 1 of each year each non-employee director is automatically granted an option to purchase 12,500 shares of common stock of the Company, if on such date he or she has served on the Board of Directors for at least six months. Under the 1995 DSOP as amended, those options will fully vest six months after the date of grant. The 1995 DSOP provides for neither a maximum nor a minimum number of option shares that may be granted to any one non-employee director but does provide for the number of shares which may be included in any grant and the method of making a grant.

     Of the five seats currently on the Board of Directors of the Company, three are occupied by non-employee directors, each of whom is eligible to participate in the Plan. Proposal Two for consideration at this year's annual meeting provides for the addition of a sixth seat on the Board which will also be eligible if, as proposed, it is occupied by a non-employee director.

  Terms of Options

     Options granted under the 1995 DSOP have a term of ten years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions.

     (a) Exercise of the Option. A non-employee director's initial option grants become exercisable cumulatively at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. Under the proposed amendments to the 1995 DSOP, subsequent option grants become exercisable in full six months after the date of grant. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of any of the following, or any combination of them: (i) cash, (ii) check, (iii) other shares (which, in the case of shares acquired upon exercise of an option shall have been owned by the optionee for more than six months on the date of surrender), (v) delivery of a properly executed exercise notice which shall require delivery of the sale or loan proceeds required to pay the exercise price, (vi) any other consideration or method of payment permitted by law, or (vii) any combination of the foregoing methods of payment. As amended, the DSOP would also allow for payment of consideration for shares by delivery of an irrevocable written election to have the Company withhold shares having a fair market value on the date of exercise equal to the aggregate exercise price of the shares being exercised, including the amount required to be withheld, if any, to satisfy federal, state, and local withholding tax requirements.

     (b) Option Price. The Board of Directors determines such fair market value based upon the closing price of the common stock on the New York Stock Exchange on the date of grant. If the date of grant is not a trading day, the price shall be determined as of the next trading day immediately following the date of grant.

     (c) Termination of Status as a Director. The 1995 DSOP provides that if there is any break in continuous service of an optionee as a director (other than as a result of death or total and permanent disability), the optionee may exercise his or her options to the extent otherwise exercisable under the 1995 DSOP, but only within three months after he or she ceases to be a director. Notwithstanding the foregoing, in no event may an option be exercised after its ten-year term has expired.

     (d) Death. If an optionee should die while serving as a director of the Company, the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance may exercise his or her options to the extent otherwise exercisable under the 1995 DSOP, but only within twelve months following the date of the optionee's death. Notwithstanding the foregoing, in no event may an option be exercised after its ten-year term has expired.

     (e) Disability. If an Optionee's continuous service as a director terminates as a result of total and permanent disability, the optionee may exercise his or her options to the extent otherwise exercisable under the 1995 DSOP, but only within 12 months following the date he or she ceases to be a director. Notwithstanding the foregoing, in no event may an option be exercised after its ten-year term has expired.

     (f) Non-transferability of Options. An option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the optionee only by the optionee.

  Adjustment Upon Changes in Capitalization and Other Events

     Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding option, the number of shares which have been authorized for issuance under the 1995 DSOP but as to which no options have yet been granted, as well as the price per share covered by each such outstanding option, and the number of shares issuable on exercise of options granted pursuant to the automatic grant provisions of the 1995 DSOP shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company (excluding conversion of any convertible securities). In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

  Amendment and Termination

     The Board of Directors may at any time amend, alter, suspend or discontinue the 1995 DSOP; provided, however, that the 1995 DSOP may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In addition, the Company shall obtain stockholder approval of any amendment to the 1995 DSOP to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934. No action by the Board of Directors or stockholders, however, may alter or impair any option previously granted under the 1995 DSOP without the consent of the optionee. In any event, the 1995 DSOP will terminate in 2005.

  Certain United States Federal Income Tax Information

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 DSOP, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Options granted under the 1995 DSOP are nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon the exercise of an NSO, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is subject to
Section 16 of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under the Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NSO.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1995 DIRECTOR STOCK OPTION PLAN. THE EFFECT OF AN
     ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST APPROVAL OF AMENDMENT
                           OF THE 1995 DIRECTOR PLAN.

                                 PROPOSAL FIVE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 1999 fiscal year and recommends that the stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board will reconsider its selection. PricewaterhouseCoopers LLP has audited the Company's consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
               INDEPENDENT ACCOUNTANTS FOR THE 1999 FISCAL YEAR.

                             EXECUTIVE COMPENSATION

     The following table shows, as to (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 in 1998 (the "Named Executive Officers"), information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during the fiscal year ended December 31, 1998, as well as such compensation for each such individual for the Company's previous two fiscal years (if such person was an executive officer during any part of such previous fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                               -------------------------
                                      ANNUAL COMPENSATION       OTHER ANNUAL                 ALL OTHER
                                  ---------------------------   COMPENSATION    OPTIONS/    COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)      ($)(1)      SARS(#)(2)      ($)(3)
  ---------------------------     ----   ---------   --------   ------------   ----------   ------------
Wilfred J. Corrigan.............  1998   $744,238    $375,000     $ 9,600       500,000       $  9,450
  Chairman and Chief Executive    1997   $704,231    $375,000     $ 8,800       300,000       $ 19,911
  Officer                         1996   $685,577    $      0     $10,400             0       $ 13,807
John P. Daane(4)................  1998   $329,238    $150,000     $ 8,400       200,000       $    727
  Executive Vice President,       1997   $230,000    $200,000     $ 7,033       100,000       $  4,884
  Communications, Computer and
  ASIC Products
W. Richard Marz.................  1998   $350,967    $ 85,000     $ 9,710        35,000       $  5,815
  Executive Vice President,       1997   $337,308    $100,000     $ 7,700        20,000       $ 10,567
  Geographic Markets              1996   $332,077    $ 30,000     $ 9,100       175,000       $  7,562
R. Douglas Norby................  1998   $334,623    $110,000     $12,300        75,000       $  9,450
  Executive Vice President and    1997   $314,615    $150,000     $11,600        30,000       $187,530
  Chief Financial Officer         1996   $ 45,000    $      0     $ 2,100       307,500       $ 25,318
Joseph M. Zelayeta(5)...........  1998   $360,968    $130,000     $ 8,400        35,000       $  3,722
  Executive Vice President,       1997   $304,423    $170,000     $ 6,900        70,000       $ 19,785
  Worldwide Operations

---------------
(1) Includes amounts paid for car allowance and, in the case of Messrs. Marz and Norby, tax preparation.

(2) The Company has not granted any stock appreciation rights.

(3) "All Other Compensation" is itemized as follows:

     - In 1998, Mr. Corrigan received $9,450 for group life insurance. In 1997, Mr. Corrigan received $13,611 for profit sharing and $6,300 for group term life insurance. In 1996, Mr. Corrigan received $7,265 for profit sharing and $6,542 for group term life insurance.

     - In 1998, Mr. Daane received $727 for group life insurance. In 1997, Mr. Daane received $4,128 for profit sharing and $756 for group term life insurance.

     - In 1998, Mr. Marz received $5,815 for group life insurance. In 1997, Mr. Marz received $6,535 for profit sharing and $4,032 for group life insurance. In 1996, Mr. Marz received $3,375 for profit sharing and $4,187 for group term life insurance.

     - In 1998, Mr. Norby received $9,450 for group life insurance. In 1997, Mr. Norby received $6,077 for profit sharing, $9,828 for group term life insurance and $171,625 for relocation compensation. In 1996, before becoming Chief Financial Officer and while serving as a non-employee director, Mr. Norby received $23,750 for directors' fees.

     - In 1998, Mr. Zelayeta received $3,722 for group life insurance. In 1997, Mr. Zelayeta received $5,619 for profit sharing, $4,032 for group term life insurance and $10,134 for relocation.

(4) Mr. Daane was named an executive officer of the Company in October 1997.

(5) Mr. Zelayeta was named an executive officer of the Company in September
    1997.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth information with respect to the stock options granted to the Named Executive Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 1998 and the options held by the Named Executive Officers at December 31, 1998.

     The Option Grants Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of five percent and ten percent from the date the option was granted to the end of the option term and does not represent the Company's projection of future stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions.

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                         -----------------------------
                           NUMBER OF                                                POTENTIAL REALIZABLE VALUE
                           SECURITIES      PERCENT OF                               AT ASSUMED ANNUAL RATES OF
                           UNDERLYING        TOTAL                                   STOCK PRICE APPRECIATION
                            OPTIONS       OPTIONS/SARS   EXERCISE OR                     FOR OPTION TERM
                           GRANTED IN      GRANTED TO    BASE PRICE    EXPIRATION   --------------------------
         NAME            FISCAL YEAR(2)    EMPLOYEES      ($/SHARE)       DATE          5%            10%
         ----            --------------   ------------   -----------   ----------   -----------   ------------
Wilfred J. Corrigan....     500,000           7.48         $17.06      11/20/2008   $5,365,257    $13,596,615
John P. Daane..........      50,000           0.75         $26.00       2/11/2008   $  817,563    $ 2,071,865
                            150,000           2.24         $18.94       8/14/2008   $1,786,454    $ 4,527,225
W. Richard Marz........      35,000           0.52         $18.94       8/14/2008   $  416,839    $ 1,056,352
R. Douglas Norby.......      75,000           1.12         $18.94       8/14/2008   $  893,227    $ 2,263,612
Joseph M. Zelayeta.....      35,000           0.52         $18.94       8/14/2008   $  416,839    $ 1,056,352

---------------
(1) The Company has not granted any stock appreciation rights.

(2) All options shown in the table were granted under the 1991 Equity Incentive Plan. The material terms of the options are: (a) The exercise price of the options is the fair market value of the common stock as of the date of grant; (b) The options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) To the extent unexercised, the options lapse after ten years; (d) The options are non-transferable and are only exercisable during the period of employment of the optionee (or within three months following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee.

               AGGREGATED OPTION(1) EXERCISES IN LAST FISCAL YEAR
                               AND YEAR-END VALUE

                                                                  NUMBER OF                    VALUE(1) OF
                                                            SECURITIES UNDERLYING       UNEXERCISED IN-THE-MONEY
                                                          UNEXERCISED OPTIONS HELD           OPTIONS HELD AT
                               SHARES                        AT FISCAL YEAR END              FISCAL YEAR END
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Wilfred J. Corrigan........       -0-       $    -0-      1,250,000      1,075,000     $1,328,125        $-0-
John P. Daane..............       -0-       $    -0-        127,000        345,000     $   31,750        $-0-
W. Richard Marz............       -0-       $    -0-        186,250        168,750     $      -0-        $-0-
R. Douglas Norby...........    30,000       $520,688        178,750        253,750     $      -0-        $-0-
Joseph M. Zelayeta.........       -0-       $    -0-        211,500        137,500     $1,353,500        $-0-

---------------
(1) Value of unexercised options is based on the difference between the fair market value of Company's common stock of $16.125 per share as of December 31, 1998 (the last day of the last completed fiscal year) and the exercise price of the unexercised in-the-money options.

OTHER TRANSACTIONS

     In 1998, the Company loaned $400,000 to Elias J. Antoun, an executive officer, to assist in the purchase of his home. The loan bears interest at an annual rate of six percent. On February 12, 1999, the last practicable date before filing, the outstanding balance on the loan was $400,000, plus accrued interest in the amount of $18,871.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                            OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements of the Chief Executive Officer and other executive officers. The Committee periodically reviews its approach to executive compensation.

     The Committee is comprised of all of the outside, non-employee members of the Board of Directors (three), none of whom has interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to us such external compensation advice and data as the Committee deems necessary and appropriate to obtain.

     The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of our business strategies, objectives and initiatives. For incentive-based compensation, the Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility by us under Section 162(m) of the Internal Revenue Code. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decision with a view towards our overall financial performance.

                         EXECUTIVE OFFICER COMPENSATION

     The Committee's approach is based upon a belief that a substantial portion of aggregate annual compensation for executive officers should be contingent upon our performance and an individual's contribution to our success. In addition, the Committee strives to align the interest of our executive officers with the long-term interests of stockholders through stock option grants that can result in ownership of our common stock. The Committee endeavors to structure each executive officer's overall compensation package to be consistent with this approach and to enable us to attract, retain and reward individuals who contribute to our success.

     Our compensation program for executive officers is based on the following guidelines:

     - Establishment of salary levels and participation in generally available employee benefit programs based on competitive compensation package practices.

     - Utilization of a performance-based, cash incentive plan.

     - Inclusion of equity opportunities that create long-term incentives based upon increases in stockholder return.

     We had a cash incentive plan during 1998 that provided for bonus awards to be made to the executive officers (other than the CEO) and other members of senior management, subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income to be achieved by the Company for the year (1998) before any awards would be made. The plan also allowed upward adjustments in awards to be made if the minimum operating income target was exceeded. In addition, the plan provides for the CEO to determine individual bonus award amounts pursuant to his judgment of each participant's relative personal contributions to our performance, subject to the approval of the Committee of awards to executive officers. Our operating income for 1998 exceeded the threshold target established under the plan for payments under the plan. Accordingly, awards were made to individual executive officers consistent with the plan's provisions regarding the Company's performance and the personal contributions of each executive officer. The total of all payments under the plan were within the budget approved previously by the Committee.

     During 1998, the Committee approved a budget for increases in base salary levels of executive officers, which reflected the compensation guidelines described previously in this report. Increases in base salary amounts for individual executive officers were then made pursuant to the CEO's judgment and discretion in satisfying our compensation philosophy set forth above. The aggregate of such adjustments was within the budget that had been approved by the Committee. The general level of compensation of our executive officers is in the median of ranges of compensation information sources against which we make competitive comparisons.

     We maintain a set of guidelines for use in making recommendations to the Committee on individual grants to executive officers of options to purchase common stock of the Company. Stock option grants were made to the executive officers by reference to the guidelines. These guidelines are developed by reference to external published surveys and other information that are believed to fairly reflect the competitive environment in which we operate and which are consistent with the compensation principles set forth above.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Corrigan has been CEO of the Company since its founding in 1981. His base salary prior to the beginning of fiscal 1998 was $715,000. During 1998, the Committee considered information regarding competitive compensation practices and levels for chief executive officers, the above-described compensation approach to executive officers and an assessment by this Committee of Mr. Corrigan's contribution to the Company's performance. Based on such factors, the Committee increased Mr. Corrigan's base salary to $755,000. The base salary established by the Committee falls in the median of the range of such information used for competitive comparisons.

     The Committee awarded Mr. Corrigan a cash bonus in the amount of $375,000, in respect to the Company's performance during 1998, and Mr. Corrigan's contributions as CEO. The Committee based its evaluation of Mr. Corrigan's performance for purposes of determining the amount of this award pursuant to the operating income objectives that were established in accordance with the terms of the performance-based bonus compensation plan for the CEO.

     Mr. Corrigan was granted options to purchase 500,000 shares of the Company's common stock during 1998. The Committee determined this portion of Mr. Corrigan's total compensation after consideration of the compensation principles set forth above. Also, the Committee considered external published survey data and other information sources that it believes fairly reflect competitive equity incentive practices for chief executive officers of publicly traded companies against which the Company's practices for the CEO should be compared.

     The Committee believes Mr. Corrigan has managed the Company well, and has achieved distinguished results, including in terms of revenue, gross margin, operating income, net income growth and successful execution of strategic transactions.

                                      MEMBERS OF THE COMPENSATION COMMITTEE
                                      James H. Keyes
                                      T.Z. Chu
                                      Malcolm R. Currie

February 19, 1999

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the preceding section as well as in Proposal One. There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG LSI LOGIC CORPORATION*, S&P 500 INDEX
                     AND HAMBRECHT & QUIST TECHNOLOGY INDEX

                               PERFORMANCE GRAPH

     The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                                                                              STANDARD & POOR'S 500
                                                  LSI LOGIC CORPORATION               INDEX                 HAMBRECHT & QUIST
                                                  ---------------------       ---------------------         -----------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   254.33                      101.32                      120.12
'1995'                                                   412.60                      139.40                      179.61
'1996'                                                   337.01                      171.40                      223.23
'1997'                                                   247.24                      228.59                      261.72
'1998'                                                   203.15                      293.91                      407.08

* During 1997, the Company changed its fiscal year to a straight calendar year from a 52/53 week fiscal year which ended on the Sunday closest to December
  31. Prior to the change, the Company's last trading day of its fiscal year may have varied. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming a December 31 year end.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us and written representations received from those reporting persons recognized by us as being subject to filing requirements, we believe that with the exception of one report on Form 5, all required Section 16(a) reports were timely filed during 1998. A report on Form 5 was not timely filed in connection with Mr. Corrigan's transfer in 1994 of beneficial 50,000 shares of the Company's stock to the Corrigan Walla Foundation, a Charitable Trust. The Form 5 was filed with the SEC on February 11, 1999. An amended Form 3 has been filed on behalf of Mr. Daane to include 3,954 shares of stock owned by Mr. Daane at the time he was named an executive officer but not reported.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

March 24, 1999

                                                                      EXHIBIT 1.

                             LSI LOGIC CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN
                              AMENDED AND RESTATED

     The following constitutes the provisions of the Employee Stock Purchase Plan (the "Plan") of LSI Logic Corporation amended and restated effective March 31, 1999.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS.

     (a) "Board" means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the common stock of the Company.

     (d) "Company" means LSI Logic Corporation and any Designated Subsidiary of the Company.

     (e) "Compensation" means all regular straight time earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

     (f) "Designated Subsidiary" means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" means any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least 20 hours per week and more than five months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. It shall not include any independent contractors providing services to the Company or its Subsidiaries, regardless of the length of such service.

     (h) "Enrollment Date" means the first Trading Day of each Offering Period.

     (i) "Exercise Date" means the last Trading Day of each Purchase Period.

     (j) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (k) "Offering Periods" means a period of approximately 12 months during which an option granted pursuant to the Plan may be exercised as further described in Section 4, except that the Offering Period that began October 1, 1998 will end on September 29, 2000. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.

     (l) "Plan" means this Amended and Restated Employee Stock Purchase Plan.

     (m) "Purchase Period" means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

     (n) "Purchase Price" means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that with respect to the Offering Periods commencing on or after January 1, 1999, unless otherwise directed by the Board, if the Fair Market Value of a share of Common Stock on the date on which additional shares of Common Stock (the "New Shares") are authorized for issuance hereunder by the Company's stockholders (the "Authorization Date") is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for only New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Section 20.

     (o) "Reserves" means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

     (p) "Subsidiary" means any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (q) "Trading Day" means a day on which national stock exchanges and the Nasdaq System are open for trading.

     3. ELIGIBILITY.

     (a) Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan, subject to the requirements of
Section 5(a) and the limitations imposed by Section 423(b) of the Code.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue (i.e., become exercisable) at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof, except as set forth in this Section 4. The first Offering Period of the Plan as amended and restated shall commence with the first Trading Day on or after May 15, 1999 and end on the last Trading Day on or before May 14, 2000. The Offering Period which began on October 1, 1998 will end on September 29, 2000. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. PARTICIPATION.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the Company payroll office prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set for all eligible Employees with respect to such Offering Period.

     (b) Payroll deductions for a participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

     6. PAYROLL DEDUCTIONS.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods in an amount not exceeding 10%, or such other rate as may be determined from time to time by the Board, expressed as a whole percent, of the Compensation which he or she receives on such payday during said Offering Period and the aggregate of such deduction during the Offering Period shall not exceed 10% of the aggregate Compensation during such Offering Period.

     (b) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions (but not below 1%) effective immediately or may increase (but not above 10%) the rate of his payroll deductions effective as of the first date of the next Purchase Period within such Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in payroll deduction. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) of the Plan, a participant's payroll deductions may be automatically decreased to zero percent at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. At any time the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF OPTION. On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase a number of shares which exceeds 200% of the number of shares determined by dividing 10% of the Employee's Compensation over the Offering Period (determined as of the Enrollment Date) by 85% of the fair market value of a share of the Company's Common Stock on the Enrollment Date (subject to any adjustment pursuant to Section 19) during each Offering Period, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

     8. EXERCISE OF OPTION.

     (a) Unless a participant withdraws from the Offering Period as provided in
Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 or unless the Offering Period has been over-subscribed, in which event such amount shall be refunded to the participant. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

     (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of his or her option to be electronically credited to the participant's brokerage account at the securities brokerage firms designated by the Company for its direct deposit program from time to time.

     10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form provided for such purpose. All of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal, his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period which begins after the end of the Offering Period from which the participant withdraws or in any similar plan which may hereafter be adopted by the Company.

     11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. In the case of death of the participant, the payroll deductions credited to the participant's account will be paid to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated, except that the beneficiary may elect to have funds remain in the participant's account until the next Exercise Date in which case the shares purchased with the funds in the participant's account at the time of death in accordance with paragraph 8 will be forwarded to the beneficiary.

     12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. STOCK.

     (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 17,849,473 shares, plus an annual increase to be added as of the first day of each fiscal year by an amount equal to (x) 1.15% of the shares of the Company's Common Stock issued and outstanding on the last day of the immediately preceding fiscal year less (y) the number of shares available for future option grants under the Plan on the last day of the immediately preceding fiscal year, or a lesser amount determined by the Board, but not to exceed 3,000,000 shares (subject to any adjustment pursuant to Section 19) in any fiscal year.

     (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15. DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account. If the participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

     16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Company shall notify each participant in writing at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Company shall notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20. AMENDMENT OR TERMINATION.

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination will affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in
Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

     (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     21. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company's intranet (Planet) or similar system will be deemed to be written notices under the Plan.

     22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of 10 years unless sooner terminated under Section 20.

     24. EMPLOYMENT RELATIONSHIP. Nothing in the Plan shall be construed as creating a contract for employment for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any participant's employment relationship at any time, with or without cause, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary.

                                  DETACH HERE
--------------------------------------------------------------------------------


                                     PROXY

                             LSI LOGIC CORPORATION

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS


     The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 1999, and hereby appoints Wilfred J. Corrigan and David E. Sanders, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 7, 1999, at 1:30 p.m., local time, at the Hotel Nikko, 222 Mason Street, San Francisco, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.




SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                SIDE

                                  DETACH HERE
--------------------------------------------------------------------------------


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

1.  Election of Directors.

    NOMINEES: Wilfred J. Corrigan, T.Z. Chu, Malcolm R. Currie, James H. Keyes, R. Douglas Norby, Matthew J. O'Rourke

         [ ] FOR             [ ] WITHHELD             MARK HERE   [ ]
             ALL                 FROM ALL             FOR ADDRESS
             NOMINEES            NOMINEES             CHANGE AND
                                                      NOTE BELOW

    [ ] ______________________________________
        For all nominees except as noted above

2. Approval of an amendment to the Company's 1991 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 6,250,000.

               FOR            AGAINST             ABSTAIN
               [ ]              [ ]                 [ ]

3. Approval of an Amended and Restated Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 750,000; to change the enrollment dates; to reduce the length of the offering period; and to grant the Board of Directors authority to alter the purchase price of shares and make other administrative changes.

               FOR            AGAINST             ABSTAIN
               [ ]              [ ]                 [ ]

4. Approval of an amendment to the 1995 Director Stock Option Plan to increase the annual grant of options to each non-employee director to 12,500 shares, which options shall become fully vested six months after the date of grant.

               FOR            AGAINST             ABSTAIN
               [ ]              [ ]                 [ ]


5. Approval of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its 1999 fiscal year.

               FOR            AGAINST             ABSTAIN
               [ ]              [ ]                 [ ]

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


______________________________ Date: _______________